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                                                            HECO Exhibit 10.4(f)



[MECO Letterhead]


                                             January 23, 2001


Mr. G. Stephen Holaday
Plantation General Manager
Hawaiian Commercial & Sugar Company
P. O. Box 266
Puunene, Hawaii  96784

Dear Mr. Holaday:

          Subject: Rescission of Termination Notice for Amended and Restated Power Purchase Agreement between Alexander & Baldwin, Inc., through its division, Hawaiian Commercial & Sugar Company ("HC&S"), and Maui Electric Company, Limited ("MECO"), dated November 30, 1989, as amended by the First Amendment to Amended and Restated Power Purchase Agreement, dated November 1, 1990 (which are together referred to as the "PPA")(1)
          ---------------------------------------------------------------------

          I would like to thank you and John Kreag for our discussion on January 12, 2001, regarding the generation needs for the island of Maui and the status of negotiations for a new Power Purchase Agreement under which HC&S would continue to play a significant role in meeting those needs beyond 2001. MECO and HC&S have had a long term, mutually beneficial relationship, and I fully expect that we will continue this relationship as our companies evolve to meet the challenges of a changing business environment on Maui.

          MECO had expected to be able to negotiate a new, mutually acceptable agreement with HC&S by December 2000, which would have provided time to obtain approval

--------------------
(1) HC&S agreed, by acceptance dated December 14, 1990, to the conditions in MECO's Conditional Notice of Acceptance letter dated December 7, 1990, and the parties confirmed their mutual understanding with respect to two minor and technical errors in the PPA, in HC&S' letter dated
        January 8, 1991, and agreed to by MECO on January 17, 1991.
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Mr. G. Stephen Holaday
January 23, 2001
Page Two

from the Hawaii Public Utilities Commission of the new agreement prior to the expiration of the existing PPA at the end of the day on December 31, 2001.(2)

          Under the circumstances, the parties are not in a position to agree upon or finalize a new agreement within the time frame originally contemplated, although the parties continue to negotiate with respect to a new agreement. At the same time, it is mutually beneficial for the parties to be assured that HC&S will continue to deliver power to MECO, and MECO will continue to purchase such power, at least through 2004.

          This letter documents and confirms the following actions and agreements by MECO and HC&S:

1.  MECO rescinds the Termination Notice dated December 27, 1999.

2.  HC&S agrees to and accepts the rescission of the Termination Notice.

3. MECO and HC&S agree that neither party will give written notice of termination under Article XVII of the PPA such that the PPA terminates prior to the end of the day on December 31, 2004. As a result, the PPA remains in full force and effect through December 31, 2004, and from year to year

----------------
(2) Article XVII of the PPA provides that the PPA "shall continue in effect through December 31, 1999, and from year to year thereafter, subject to termination on or after January 1, 2000, on not less than two (2) years' prior written notice by either party." As was provided in letter agreements dated December 11, 1997 and October 22, 1998, no notice of termination was given prior to the end of 1997 or 1998. As a result, the PPA remained in full force and effect through December 31, 2001, and from year to year thereafter, subject to termination on or after January 1, 2002, on not less than two (2) years' written notice by either party. By letter dated December 27, 1999, MECO provided written notice of termination of the PPA to HC&S (the "Termination Notice"), with the termination to be effective at the end of the day on December 31, 2001.
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Mr. G. Stephen Holaday
January 23, 2001
Page Three

            thereafter, subject to termination on or after the end of the day on December 31, 2004 on not less than two (2) years' prior written notice by either party. For the PPA to terminate as of the end of the day on December 31, 2004, written notice of termination must be provided by either party on or before December 31, 2002.

          If the foregoing meets with your approval, please execute the below acknowledgment and return the original to me, retaining the duplicate original for your files. MECO values its long-standing relationship with HC&S, and thanks you for your willingness to work cooperatively to position both companies for the future.

MAUI ELECTRIC COMPANY, LIMITED

                               By    /s/ William A. Bonnet
                                     --------------------------
                               Its   President
                                     --------------------------
                               Date: January 23, 2001
                                     --------------------------

                               By    /s/ Lyle J. Matsunaga
                                     --------------------------
                               Its   Assistant Treasurer
                                     --------------------------
                               Date: January 23, 2001
                                     --------------------------

Acknowledged and Agreed:

ALEXANDER & BALDWIN, INC., by its division
HAWAIIAN COMMERCIAL & SUGAR COMPANY

By     /s/ G. Stephen Holaday
       ----------------------------
Its    Vice President
       ----------------------------
Date:  January 23, 2001
       ----------------------------

By     /s/ John P. Kreag
       ----------------------------
Its    Assistant Treasurer
       ----------------------------
Date:  January 23, 2001
       ----------------------------